                                                                EXHIBIT (4)(i)34









                             SUPPLEMENTAL INDENTURE

                                    BETWEEN

                         CENTRAL HUDSON GAS & ELECTRIC
                                  CORPORATION



                                      AND

                              THE BANK OF NEW YORK
                        (FORMERLY IRVING TRUST COMPANY),

                                    TRUSTEE.



                              DATED AS OF        ,



                        PROVIDING AMONG OTHER THINGS FOR


                  FIRST MORTGAGE BONDS, [  %  SERIES DUE    ]
                [DESIGNATED SECURED MEDIUM-TERM NOTES, SERIES  ]



                                 SUPPLEMENTING


                             INDENTURE OF MORTGAGE

                          DATED AS OF JANUARY 1, 1927

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

         Cross Reference Sheet showing the location of the provisions inserted pursuant to Sections 310 to 318(a) inclusive of the Trust Indenture Act of 1939; all of said provisions, except as otherwise noted, are contained in the Fourth Supplemental Indenture, Exhibit (4)(i)5 (incorporated herein by reference to Exhibit 4(ii)4 in Registrant's Annual Report on Form 10 K/A for fiscal year ended December 31, 1992).

           Trust Indenture Act of 1939             Fourth Supplemental Indenture
           ---------------------------             -----------------------------
                SECTION 310(a)                          SECTION 14.01
                        310(b)                                  14.12
                        311(a)                                  14.13
                        311(b)                                  14.13
                        312(a)                                   7.03
                        312(b)                                   7.03
                        312(c)                                   7.03
                        313(a)                                   7.01
                        313(b)                                   7.01
                        313(c)                                   7.01
                        313(d)                                   7.01
                        314(a)                                   7.02
                        314(b)                                   6.10*
                        314(c)                                  18.03
                        314(d)                                  10.04**
                        314(e)                                  18.03
                        315(a)                                  14.03
                        315(b)                                  11.03
                        315(c)                                  14.02
                        315(d)                                  14.03
                        315(e)                                  11.21
                        316(a)                                  11.08
                        316(b)                                  11.20
                        316(c)                                    ***
                        317(a)                                  11.07
                        317(b)                                   6.02
                        318(a)                                  18.05

* Amended by and as set forth in Section 91.10 of the Ninth Supplemental Indenture (incorporated herein by reference as Exhibit (4)(i)10).

** Amended by Section 51.03 of the Fifth Supplemental Indenture (incorporated herein by reference as Exhibit (4)(i)6); and further amended by Section 83.06 and 83.07 of the Eighth Supplemental Indenture (incorporated herein by reference as Exhibit (4)(i)9); and further amended by and as set forth in Section 91.12 of said Ninth Supplemental Indenture.

*** Included as alternate Section 2.04 of form of Supplemental Mortgage Indenture filed herewith as Exhibit (4)(i)34.

NOTE: This Cross Reference Sheet shall not, for any purpose, be deemed to be a part of the Fourth Supplemental Indenture.

                               TABLE OF CONTENTS*


                                                                            PAGE

Parties
Recitals
Granting Clauses
Habendum
Grant in Trust

                                   ARTICLE I

                   Creation and Issue of First Mortgage Bonds

Section 1.01.    Creation of bonds of  % Series due
Section 1.02.    Not limited in amount
Section 1.03.    Redemption rates and provisions
Section 1.04.    Exchangeability of bonds of New Series

                 Charge for exchange of such bonds
Section 1.05.    Execution of the bonds of the New Series
Section 1.06.    Form of fully registered bond of the New Series
                 Form of Trustee's Certificate
Section 1.07.    Initial Issuance of $     principal amount of
                 bonds of the New Series


                                 **[Article I
                 Creation and Issue of First Mortgage Bonds

Section 1.01.    Creation of a series of bonds designated "Secured
                            Medium-Term Notes, Series   "]


                                 ARTICLE II

                            Miscellaneous Provisions

Section 2.01.    Covenants of the Company
Section 2.02.    The Indenture as heretofore supplemented
                         and amended to continue in full force
                         and effect
Section 2.03.    Recordation and filing of
                         Supplemental Indenture
***[Section 2.04.    Record date for amendment, supplement or
                         waiver]
Section 2.05.    Definition of "Business Day"
Section 2.06.    Supplemental Indenture to be
                         executed in a number of counterparts
Section 2.07.    If any provision of Supplemental Indenture
                         invalid other provisions not to be affected
Signature and Seals
Acknowledgments

****[Exhibit "A" Form of Bond of the New Bonds
                        Form of Trustee's Certificate]

*        This Table of Contents is not a part of the             Supplemental
         Indenture as executed and recorded.

** These provisions will be inserted in lieu of the preceding Article I (except that Sections 1.05 and 1.07 would be retained and renumbered Sections 1.02 and 1.03) in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured
         Medium-Term Notes, Series   "

*** This provision may be inserted as an additional section in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated

         "Secured Medium-Term Notes, Series   ".  Unless so inserted, Sections
         2.05, 2.06 and 2.07 would be renumbered 2.04, 2.05 and 2.06 respectively.

**** This Exhibit will be inserted in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured Medium-Term Notes, Series ".

                        SUPPLEMENTAL INDENTURE, dated as of the      day of
, by and between Central Hudson Gas & Electric Corporation (hereinafter sometimes called the "Company"), a corporation organized and existing under and by virtue of the laws of the State of New York and having its principal office and place of business (residence) at 284 South Avenue, in the City of Poughkeepsie, County of Dutchess, and State of New York, party of the first part, and The Bank of New York (formerly Irving Trust Company) (hereinafter sometimes called the "Trustee"), a corporation organized and existing under and by virtue of the laws of the State of New York and having its principal office and place of business (residence) at No. 101 Barclay Street, in the Borough of Manhattan, City and State of New York, as Trustee, party of the second part.

         Whereas, the Company executed and delivered its Indenture of Mortgage (hereinafter referred to as the "Original Indenture"), dated as of January 1, 1927, to the Trustee (under its then name, American Exchange Irving Trust Company) to secure its First and Refunding Mortgage Bonds (now First Mortgage Bonds), issuable in series, and unlimited in aggregate principal amount except as therein provided, and has executed and delivered certain indentures supplemental thereto and amendatory thereof, to wit: the Supplemental Indenture dated as of March 1, 1935, the Second Supplemental Indenture dated as of June 1, 1937, the Third Supplemental Indenture dated as of April 1, 1940, the Fourth Supplemental Indenture dated as of March 1, 1941, the Fifth Supplemental Indenture dated as of December 1, 1950, the Sixth Supplemental Indenture dated as of December 1, 1952, the Seventh Supplemental Indenture dated as of October 1, 1954, the Eighth Supplemental Indenture dated as of May 15, 1958, the Ninth Supplemental Indenture dated as of December 1, 1967, the Tenth Supplemental Indenture dated as of January 15, 1969, the Eleventh Supplemental Indenture dated as of June 1, 1970, the Twelfth Supplemental Indenture dated as of February 1, 1972, the Thirteenth Supplemental Indenture dated as of April 15, 1974, the Fourteenth Supplemental Indenture dated as of November 1, 1975, the Fifteenth Supplemental Indenture dated as of June 1, 1977, the Sixteenth Supplemental Indenture dated as of September 15, 1979, the Seventeenth Supplemental Indenture dated as of May 15, 1980, the Eighteenth Supplemental Indenture dated as of November 15, 1980, the Nineteenth Supplemental Indenture dated as of August 15, 1981, the Twentieth Supplemental Indenture dated as of September 1, 1982, the Twenty-First Supplemental Indenture dated as of November 22, 1982, the Twenty-Second Supplemental Indenture dated as of May 24, 1984, the Twenty-Third Supplemental Indenture dated as of June 15, 1985, the Twenty-Fourth Supplemental Indenture dated as of September 1, 1986, the Twenty-Fifth Supplemental Indenture dated as of December 1, 1988, the Twenty-Sixth Supplemental Indenture dated as of May 1, 1991, the Twenty-Seventh Supplemental Indenture dated as of May 15, 1992* (the Original Indenture as heretofore supplemented and amended and as hereby supplemented and as the same hereafter may be supplemented or amended being hereinafter sometimes referred to as the "Mortgage"); and

         Whereas, there are now issued and outstanding under the Mortgage $4,500,000 principal amount of First Mortgage Bonds 6 1/4% Series due 2007, $16,700,000 principal amount of First Mortgage Bonds, 8.375% Series due 2028, $30,000,000 principal amount of First Mortgage Bonds, 8 3/4% Series due 2001, $70,000,000 principal amount of First Mortgage Bonds, 9 1/4% Series due 2021, and $81,000,000 principal amount of First Mortgage Bonds, Secured Medium-Term Notes, Series A, in the following tranches: $25,000,000 principal amount of 7.70% due June 12, 2000, $8,000,000 principal amount of 7.97% due June 11, 2003, $8,000,000 principal amount of 7.97% due June 13, 2003, $10,000,000 principal amount of 8.12% due August 29, 2022, $10,000,000 principal amount of 8.14% due August 29, 2022, $10,000,000 principal amount of 6.10% due April 28, 2000, and $10,000,000 principal amount of 6.46% due August 11, 2003,** which are all of the bonds presently outstanding under the Mortgage; and

         Whereas, the Company desires, pursuant to the provisions of the Mortgage, to provide for the creation of a new series of bonds under the
Mortgage to be designated "           " and to specify the date of the bonds of
such series, the date or dates of maturity thereof, the rate of interest, the place or places where payable, the terms and rates of redemption, the form thereof, and such other provisions and agreements in respect thereof as are provided or permitted by the Mortgage; and


__________________________________

     * Here will be inserted reference to any additional supplemental indentures.


     ** Here will be inserted reference to any additional outstanding series of bonds.

         Whereas, the Company now owns property covered by the lien of the Mortgage in the Counties of Albany, Columbia, Dutchess, Greene, Orange, Oswego, Putnam, Sullivan, Ulster and Westchester in the State of New York; and

         Whereas, the Company desires, pursuant to the provisions of the Mortgage, to convey, transfer and assign to the Trustee, and to subject to the lien of the Mortgage, with the same force and effect as though included in the granting clauses thereof, additional properties acquired by the Company
subsequently to the date of the                 Supplemental Indenture, and for
the further assurance to the Trustee of title to the properties covered or to be covered by the lien of the Mortgage; and

         Whereas, the Company, in pursuance of resolutions of its Board of Directors adopted at a meeting thereof duly called and held, has duly authorized and directed the execution and delivery to the Trustee of this
               Supplemental Indenture, in the form and terms hereof and for the purposes herein set forth; and

         Whereas, all acts and things prescribed by law and by the charter and by-laws of the Company have been done and complied with to make this
Supplemental Indenture and the                             ,
, when issued in accordance with the Original Indenture, as supplemented and
amended, and this                Supplemental Indenture, the valid and binding
obligations of the Company, and the execution and delivery hereof and of such Bonds have been in all respects duly authorized;

         Now, Therefore, This Indenture Witnesseth, that for and in consideration of the premises and of the purchase and acceptance of the bonds by the holders thereof, and of the sum of One Dollar, lawful money of the United States of America, to it in hand paid by the Trustee, party of the second part, at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order further to secure the due and punctual payment of the principal and interest of all the bonds issued and to be issued under the Original Indenture, as well as under any indenture supplemental thereto, and at any time outstanding, according to their tenor and effect, and the fulfillment of the covenants, promises and agreements contained in said bonds and in the Original Indenture, as supplemented and amended, and herein, said Central Hudson Gas & Electric Corporation, party of the first part hereto, by these presents does hereby grant, bargain, sell, release, convey and confirm, mortgage, assign, transfer, and set over, unto the said Trustee, its successors and assigns;

         All properties acquired by the Company since             , and now
owned by the Company including all real estate, and/or rights to the use thereof wheresoever situated;

         Together with all buildings, improvements and fixtures on said real estate and each and every parcel thereof;

         Also all gas or electric transmission lines acquired or built since and now owned by the Company;

         And without limiting or restricting the granting clauses contained in the Original Indenture, as heretofore supplemented and amended, all other property real, personal and mixed, of every kind, character and description (other than property of the same character as is expressly excepted and excluded from the Mortgage, and from the lien and operation thereof) and all rights, privileges and franchises, now owned or hereafter acquired by the Company or in which it has any interest, it being hereby agreed by the Company that all such after-acquired property shall be as fully embraced within the lien of the Mortgage as if such property were owned by the Company and specifically described in the granting clauses of the Original Indenture and conveyed thereby;

         Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

         To Have and To Hold all and singular the above described mortgaged premises unto the Trustee, its successors and assigns, of and for its and their own proper use and benefit;

         In Trust, Nevertheless, upon the trusts, uses and purposes reserved, created, declared and expressed in the Mortgage, and with all the powers and upon all the terms, covenants and conditions therein set forth, in the same manner and for the same trusts, uses and purposes, as if said real estate and property had been specifically described in the granting clauses of the Original Indenture.

                                   ARTICLE I

                  Creation and Issue of First Mortgage Bonds,
                                  % Series Due

         Section 1.01. The Company hereby creates a series of bonds to be issued under the Mortgage and hereunder, which are designated "First Mortgage
Bonds,   % Series due     "(herein called either the "New Bonds" or the
"Bonds").  The New Bonds shall be fully registered bonds without coupons and
shall be dated as of the         , next preceding the date of issue thereof,
unless such date of issue shall be        , in which case such fully registered
bonds shall be dated as of such date of issue, provided, however, that if such fully registered bonds shall be authenticated and delivered upon a transfer of, or in exchange or substitution for, and Bond or Bonds upon which interest is in default, such Bonds shall be dated as of the last interest payment date upon which interest has been paid on the New Bonds so surrendered for transfer,
exchange or substitution.  The New Bonds shall mature on     ,
 , shall bear interest from the date of each of such Bonds at the rate of   %
per annum, payable     on     , commencing     , shall be payable, as to
principal and interest, at or from the office or agency of the Company, in the Borough of Manhattan, in the City and State of New York, and shall [be redeemable as hereinafter provided] [not be redeemable]. The New Bonds shall be in the denomination of $1,000 each, or any multiple of $1,000 each, and shall be numbered consecutively upwards.

         The principal of and interest on the New Bonds, as well as any premium thereon in case of redemption thereof, shall be payable in coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

         Section 1.02. The maximum aggregate principal amount of New Bonds which may be issued and outstanding is unlimited, except as otherwise provided in the Mortgage, and except as may be provided in any subsequent supplemental indenture.

         Section 1.03.  [[On or after     ,] the Company may at its option
redeem, as a whole at any time, or in part from time to time, [on any interest payment date], the New Bonds upon payment in each case of the following redemption prices (expressed in percentages of the principal amount), together with interest to the date fixed for redemption:

                Redemption Dates                      Redemption
                  (Inclusive)                           Price
                  -----------                           -----

                    [Redemption terms, if any, to be added]

         The notice of such redemption, if required to be published as provided in the Mortgage, shall be published in at least one daily newspaper printed in the English language, published and of general circulation in the Borough of Manhattan, in the City and State of New York, at least once a week for four successive weeks, beginning not less than thirty days prior to the date fixed for such redemption.]

         [The Company may not at its option redeem the New Bonds prior to maturity.]

         The provisions of Articles IX, X and (to the extent set forth in this Supplemental Indenture) XXI of the Fourth Supplemental Indenture with respect to the redemption of bonds shall apply to the redemption of the New Bonds.

         [The "then applicable" redemption price applicable to the new Bonds for purposes of Section 10.08 of the Fourth Supplemental Indenture shall be [100% of the principal amount thereof] [insert alternative redemption terms], together with accrued interest to the date fixed for redemption.]***


__________________________________

     *** Here may be inserted one or more additional provisions which modify, alter or otherwise affect the provisions of the Mortgage (e.g., Sections 10.05, 10.07 and 21.01) relating to the redemption or purchase of bonds in certain circumstances.

         Section 1.04. New Bonds, when surrendered to the Trustee, together with written instruments of transfer in form approved by the Company and the Trustee and duly executed by the registered holders of such bonds, may be exchanged, at the option of the holders thereof, for a fully registered bond or bonds of any other authorized denomination of the same series and of an aggregate principal amount equal to the principal amount of the bonds so surrendered for exchange.

         Such exchange shall be subject to the changes provided for in Section
2.09 of the Fourth Supplemental Indenture, as amended by the Ninth Supplemental Indenture. The Company shall not be required to make exchanges of the New Bonds for a period of fifteen days next preceding any interest payment date of the New Bonds.

         Section 1.05. The New Bonds shall, from time to time, be executed and the seal of the Company affixed thereto on behalf of the Company in the manner and with the effect provided in Section 2.08 of the Fourth Supplemental Indenture, as amended by the Ninth Supplemental Indenture and by the Tenth Supplemental Indenture.

         Section 1.06. The text of the New Bonds and of the Trustee's certificate to be endorsed on all bonds of said series are to be substantially in the following forms, respectively, the blanks therein to be appropriately filled:

                                 [FORM OF BOND]
No._____                                                                 $_____

                       CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                   FIRST MORTGAGE BOND,   % SERIES DUE   (DUE     )

         For Value Received, Central Hudson Gas & Electric Corporation (hereinafter termed the "Company"), a corporation of the State of New York,
promises to pay to ............ or registered assigns,   ...... dollars in coin
or currency of the United States of America which at the time of payment is legal tender for public and private debts, at or from the office or agency of the Company, in the Borough of Manhattan, in the City and State of New York, on
the    day of      , unless this bond shall have been duly called for previous redemption and payment provided therefor, and to pay interest thereon from the
date of this bond at the rate of   % per annum in like coin or currency,     on
the            , commencing          , at said office or agency, until the
principal of this bond shall have become due and payable.

         This bond is one of a duly authorized issue of registered bonds without coupons of the Company issued and to be issued in denominations of various principal amounts, and the maximum aggregate principal amount of such bonds which may be issued is unlimited. All of said bonds are issued and to be issued pursuant to, and are equally and ratably secured (except insofar as a sinking fund established in accordance with the provisions of the Indenture of Mortgage, dated January 1, 1927, hereinafter referred to, as supplemented and amended, may afford additional security for the bonds of any particular series) by a certain Indenture of Mortgage, dated January 1, 1927, duly made, executed and delivered by the Company to American Exchange Irving Trust Company (now called The Bank of New York), as Trustee, as supplemented and amended, to which Indenture and indentures supplemental thereto reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. Said bonds are issuable in series, which bonds of different series may mature at different times, may bear interest at different rates, may be redeemable at different times and rates, and may otherwise vary as provided in said Indenture and indentures supplemental thereto. Bonds of
the series of which this is one are known as the First Mortgage Bonds,   %
Series due   , of the Company, which series is created by a
Supplemental Indenture, dated as of         , by the Company to The Bank of New
York, as Trustee. The bonds of this series are in the denomination of $1,000, or any multiple of $1,000, each.

         [Bonds of this series may be redeemed prior to maturity at the option
of the Company [on or after     ], as whole at any time, or in part from time
to time, [on any interest payment date], upon payment in each case of the following redemption prices (expressed in percentages of the principal amount) together with accrued interest to the date fixed for redemption:

Redemption Dates                                                     Redemption


_________________________________

    in certain circumstances.

        Inclusive                                                          Price
        ---------                                                          -----
                         [Redemption terms, if any, to be added.]

   [The Company may not at its option redeem this bond prior to maturity.]

         The provisions of Article IX, Article X and (to the extent set forth
in the                  Supplemental Indenture) Article XXI of the Fourth
Supplemental Indenture, to which reference is hereby made, with respect to the redemption of bonds shall apply to the redemption of bonds of this series. [During the term of this bond, the "then applicable" redemption price for purposes of Section 10.08 of the Fourth Supplemental Indenture applicable to the bonds of this series shall be [100% of the principal amount thereof] [insert alternative redemption terms], together with accrued interest to the date fixed for redemption.]****

         In case default be made in the payment of any interest on any of said bonds or in respect of any other condition, covenant or agreement provided therein or in said Indenture, as supplemented and amended, the principal of all of said bonds may become due and payable as provided in said Indenture, as supplemented and amended.

         The Indenture, as supplemented and amended, contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, and which shall be determined and evidenced as provided therein, or, in case the rights under the Indenture, as supplemented and amended, of the holders of only one series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in principal amount of the outstanding bonds of such series affected, except that if any such action would affect the bonds of two or more series, then with the consent of the holders of not less than 75% in aggregate principal amount of outstanding bonds of such two or more series, which need not include 75% in principal amount of outstanding bonds of each such series, determined and evidenced as provided in the Fifth Supplemental Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, as supplemented and amended, or modifying in any manner the rights of the holders of the bonds and coupons thereunto appertaining; provided, however, that the bondholders shall have no power to consent to: (i) an extension of the fixed maturity of any bonds, or a reduction of the rate or extension of the time for payment of interest thereon, or a reduction of the principal amount thereof, or a reduction of the amount payable upon redemption thereof, or, except as otherwise provided in said Fifth Supplemental Indenture, a limitation of the right of a bondholder to institute suit for the enforcement of payment of principal or interest in accordance with the terms of said bonds, without the consent of the holder of each bond which would be so affected, or (ii) a reduction of the aforesaid percentage of bonds, the holders of which are required to consent to any supplemental indenture without the consent of the holders of all bonds outstanding, or (iii) a deprivation of any not-assenting bondholder of a lien upon the property subject to the Indenture, as supplemented and amended, for the security of his bonds (subject only to the lien of taxes, assessments or governmental charges not then delinquent and to any mortgage or other liens existing upon such property which are prior thereto at the date of the calling of a bondholders' meeting called to consider such consent), or (iv) the creation by the Company of any mortgage or pledge or lien in the nature thereof, ranking prior to or equal with the lien of the Indenture, as supplemented and amended, on any of the mortgaged property, without the consent of the holders of all bonds outstanding; nor may any supplemental indenture (a) authorize the holders of less than a majority in principal amount of all the bonds at the time outstanding (i) to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under the Indenture, as supplemented and amended, or (ii) on behalf of the holders of all the bonds to consent to the waiver of any past default and its consequences; or (b) authorize (i) the holders of less than 75% in principal amount of all the bonds at the time outstanding to consent to the postponement of any interest payment, or (ii) the postponement of any interest payment for a period exceeding three years from its due date. Any such consent by the

__________________________________

     **** Here may be inserted one or more additional provisions which modify, alter or otherwise affect the provisions of the Mortgage (e.g., Sections 10.05, 10.07 and 21.01) relating to the redemption or purchase of bonds in certain circumstances.

holder of this bond (unless effectively revoked as provided in said Fifth Supplemental Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond. No reference herein to the Indenture, and indentures supplemental thereto, and no provisions of this bond or of the Indenture, or indentures supplemental thereto, shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         This bond is transferable in the manner and subject to the limitations set forth in said Indenture on the books of the Company maintained for that purpose at the principal office of the Trustee in the Borough of Manhattan, in the City and State of New York, upon surrender and cancellation of this bond accompanied by delivery of a written instrument of transfer in form approved by the Company and the Trustee and executed by the registered owner hereof in person, or by his attorney duly authorized, and, thereupon, a new fully registered bond or bonds of the same series and for a like aggregate principal amount will be issued to the transferee in exchange herefor as provided in said Indenture, as supplemented and amended, and upon payment, if the Company shall require, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and the Company and the Trustee shall not be affected by any notice to the contrary.

         As provided in said Indenture, as supplemented and amended, this bond is exchangeable, at the option of the holder, upon payment of the charges therein provided, for a fully registered bond or bonds of any other authorized denomination of the same series as this bond and of an aggregate principal amount equal to the principal amount of this bond so surrendered for exchange. The Company shall not be required to make an exchange of this bond for a period of fifteen days next preceding any interest payment date hereof.

         No owner or holder of this bond shall assert against any incorporator, stockholder, officer or director, present or future, of the Company, or of any predecessor or successor corporation, as such, any personal liability with respect to this bond or the interest hereon, in any manner whatsoever, all such liability being hereby expressly waived and released.

         This bond shall not be valid or obligatory for any purpose unless and until authenticated by the certificate, endorsed hereon, of the Trustee under said Indenture, as supplemented and amended.

         IN WITNESS WHEREOF, Central Hudson Gas & Electric Corporation has caused this bond to be signed in its corporate name with the facsimile signature of its Chairman of the Board or its President or one of its Vice-Presidents and a facsimile of its corporate seal to be imprinted thereon and attested by the facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated
                                       CENTRAL HUDSON GAS &
                                        ELECTRIC CORPORATION

                                           By __________________________
                                              [Chairman of the Board/
                                               President/Vice President]

ATTEST:

___________________________
   [Assistant] Secretary

                        [FORM OF TRUSTEE'S CERTIFICATE]

         This bond is one of the bonds of the series therein designated, provided for in the within-mentioned Indenture, as supplemented and amended, and the Supplemental Indenture.

                                              THE BANK OF NEW YORK, TRUSTEE


                                              By __________________________
                                                     Authorized Signatory


         Section 1.07. Upon the execution and delivery of this Supplemental Indenture, and without waiting for this Supplemental Indenture to be recorded, or thereafter, the Company [from time to time] may execute and deliver to the Trustee and the Trustee shall thereupon authenticate and deliver to the Company (or upon its written order executed in the manner specified in Section 3.01 of the Fourth Supplemental Indenture) the New Bonds, in temporary or definitive form, as authorized in the Mortgage and herein, in the aggregate principal
amount [not in excess of] of $       upon compliance with the conditions and
delivery of the documents prescribed in the applicable provisions of the Fourth Supplemental Indenture, as amended.



                                *****[ARTICLE I

                   Creation and Issue of First Mortgage Bonds

         Section 1.01. The Company hereby creates a series of bonds to be issued under the Mortgage and hereunder, which are designated "Secured Medium-Term Notes, Series " (herein called the "New Bonds"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be in substantially the form attached hereto as Exhibit "A", with such completions, deletions and other changes thereto, and variations thereof, as shall be established by or pursuant to a resolution adopted by the board of directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. The New Bonds shall be issued from time to time, in one or more tranches, in an aggregate
principal amount not to exceed $           , and shall be issued as fully
registered bonds without coupons in denominations of $1,000 each, or, at the option of the Company, in any integral multiple of $1,000 (the exercise of such option to be evidenced by the execution and delivery thereof); each New Bond of the same tranche shall mature on such date not less than one year nor more than 30 years from the date of issue, shall bear interest at such rate or rates,
payable semiannually on           and        in each year and at maturity (each
an interest payment date), and have such other terms and provisions not inconsistent with the Mortgage as shall be established by or pursuant to a resolution adopted by the board of directors of the Company filed with the
Trustee referring to this              Supplemental Indenture; shall be payable
as to principal and interest at or from the office or agency of the Company in the Borough of Manhattan, in the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Notwithstanding the provisions of Sections 2.05 and 2.07 of the Mortgage, the New Bonds shall be dated as of the date of authentication and shall bear interest from the Issue Date hereinafter specified or from the most recent Interest Payment Date to which interest has been paid or duly provided for, whichever is later, commencing on the Interest Payment Date next succeeding the Issue Date.

         Notwithstanding the foregoing, or any other provision of the Mortgage, so long as there is no existing default in the payment of interest on the New Bonds, all New Bonds authenticated by the Trustee after the Record Date hereinafter specified for any interest payment date, and prior to such interest payment date (unless the Issue Date hereinafter specified is after such Record
Date), shall be dated the date of authentication, but shall bear interest from such interest payment date subject to the provisions and exceptions

__________________________________

     *****       These provisions will be inserted in lieu of  the preceding
                 Article I (except that Sections 1.05, and 1.07 would be retained and renumbered Sections 1.02 and 1.03, respectively, in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated
                 "Secured Medium-Term Notes, Series    ".

 of subdivision (I) of this Section 1.01, and the person in whose name any New Bond is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding the cancellation of such New Bond, upon any transfer or exchange thereof subsequent to the Record Date and on or prior to such interest payment date, subject to the provisions and exceptions of subdivision
 (I) of this Section 1.01. If the Issue Date of the New Bonds of a designated interest rate and maturity is after such Record Date and prior to such interest payment date, such New Bonds shall bear interest from the Issue Date, but payment of interest shall commence on the second interest payment date succeeding the Issue Date and shall be paid to the person in whose name such New Bond is registered on the close of business on the Record Date immediately preceding such second interest payment date. "Record Date" for the New Bonds shall
 mean              for interest payable           and         for interest
 payable        (whether or not such             or          is a
 Business Day (as hereinafter defined)), provided that interest payable on the maturity date will be payable to the person to whom the principal of the New Bond shall be payable. "Issue Date" with respect to bonds of the New Bonds of a designated interest rate and maturity shall mean the date of first authentication of New Bonds of such designated interest rate and maturity.

         (I) Notwithstanding the foregoing, or any other provision of the Mortgage, any interest on any New Bond which is payable but is not punctually paid or duly provided for, on any interest payment date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered owner on the relevant Record Date solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection A or B below:

                 A. The Company may elect to make payment of any Defaulted Interest on the New Bonds to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each New Bond and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the trust estate. Thereupon the Trustee shall fix a date (herein referred to as a "Special Record Date") for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a New Bond at his address as it appears in the bond register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper printed in the English language published and of general circulation in the Borough of Manhattan, in the City and State of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the New Bonds are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection B.

                 B. The Company may make payment of any Defaulted Interest on the New Bonds in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section 1.01, each New Bond delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

         (II) Each New Bond may be redeemable at the option of the Company, pursuant to any sinking fund or other mandatory redemption provision (including any provision for the redemption or purchase by the Company of a New Bond at the option of the holder thereof) or pursuant to the requirements of the Mortgage, in whole at any time, or in part from time to time, prior to maturity, upon notice (other than in the case of redemption or purchase at the election of the holder thereof), as provided in Article IX of the Fourth Supplemental Indenture, mailed at least thirty (30) days prior to the date fixed for redemption, as shall be established by or pursuant to a resolution adopted by the board of directors of the Company filed with the Trustee
referring to this               Supplemental Indenture.

         The provisions of Article IX, Article X and (to the extent set forth
in this                Supplemental Indenture) Article XXI of the Fourth
Supplemental Indenture with respect to the redemption of bonds shall apply to the redemption of the New Bonds.

         [Notwithstanding the foregoing, or any other provision of the Mortgage, if at the time of publication or mailing of any notice of redemption the Company shall not have deposited with the Trustee and/or irrevocably directed the Trustee to apply, from money held by it available to be used for the redemption of bonds, an amount in cash sufficient to redeem all of the New Bonds called for redemption, including accrued interest to such date fixed for redemption, such notice shall state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption (unless such redemption is mandatory) and such notice shall be of no effect unless such moneys are so received before such date.

         The Trustee, upon the request of the Company evidenced by or pursuant to a resolution adopted by the board of directors referring to this Supplemental Indenture delivered to the Trustee at least ten (10) days prior to the date on which notice of redemption must first be published or mailed (unless a shorter notice shall be accepted by the Trustee as sufficient) shall, for and on behalf of and in the name of the Company, call for redemption New Bonds (whether or not the Trustee shall hold at the time of such call cash sufficient for such redemption) provided that, if cash sufficient for such purpose is not so held and such redemption is not mandatory, the notice shall state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received before such date.

         In the event all or substantially all of the properties of the Company are taken by the power of eminent domain, the mandatory redemption and other provisions of Section 10.08 of the Mortgage shall be applicable to the outstanding New Bonds. During the term of the New Bonds, the "then applicable" redemption price applicable to the New Bonds for purposes of such Section 10.08 shall be 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption.

         The provisions of Sections 4.02, 6.08, 6.15, 8.02, 10.05 and 10.07 of
the Mortgage, including the provisions therein for the optional or mandatory redemption or purchase of bonds with monies deposited with the Trustee, shall be applicable to the outstanding New Bonds. The provisions of Section 21.01 of the Mortgage for the optional or mandatory redemption or purchase of bonds with monies deposited with the Trustee (but no other provisions of said Section 21.01) shall be applicable to the outstanding New Bonds so long as the provisions of said Section 21.01 shall be applicable to the bonds of any series created prior to 1994. During the term of the New Bonds, the redemption price applicable to a New Bond in the event of any such redemption pursuant to the provisions of Sections 6.08, 6.15, 8.02, 10.05, 10.07 or 21.01 of the Mortgage shall be the redemption price which at the time of such redemption is applicable to the redemption of such New Bond at the option of the Company, together with accrued interest to the date fixed for redemption; provided, however, that if any such mandatory redemption is required at any time when a New Bond is not otherwise subject to redemption at the option of the Company, the Company shall exercise any right (which right shall be subject to any similar right theretofore granted by the Company to a holder of a bond) it may have under the Mortgage to specify bonds, other than such New Bond, for selection for any such mandatory redemption prior to redeeming such New Bond; provided, further, however, that, if, and only if, such New Bond is nevertheless required to be so redeemed pursuant to any of the provisions of such Sections 4.02, 6.08, 6.15, 8.02, 10.07 or 21.01, the redemption price applicable to such New Bond for the purposes of such provision shall be established in respect of the New Bonds of the particular tranche of which it is a part by or pursuant to a resolution adopted by the board of directors of the Company filed with the Trustee
referring to this                  Supplemental Indenture, together with
accrued interest to the date fixed for redemption.]******

         (III) At the option of the registered owner, any New Bonds, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan in the City and State of New York, shall be exchangeable for a like aggregate principal amount of New Bonds of other authorized denominations, which have the same Issue Date, maturity date, interest rate or rates, and redemption provisions, if any.

         The New Bonds shall be exchangeable or transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the Company and the Trustee duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan in the City and State of New York.

         Upon any exchange or transfer of the New Bonds, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Sections 2.09 and 2.10 of the Fourth Supplemental Indenture, as amended by the Ninth Supplemental Indenture thereto, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of the New Bonds.

         (IV) If, with respect to any New Bond, any interest payment date, redemption date or date of maturity is not a Business Day, payment of amounts due on such New Bond on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such interest payment date, redemption date or date of maturity, as the case may be, to such Business Day.]

                                   ARTICLE II

                            Miscellaneous Provisions

         Section 2.01. The Company covenants (a) that the Company is lawfully seized and possessed of the property, rights, title and interests described in the granting clauses hereof, and every part thereof, and that it has full power and lawful authority to grant, convey and mortgage the same, and that it will warrant and defend the lien and interests therein of the Trustee under the Mortgage against the lawful claims of all and every person or persons claiming or who may claim the same; (b) that said property and premises are free from mortgage, pledge or other lien or encumbrance, other than excepted encumbrances; and (c) that the recitals of fact and the statements contained herein and in the bonds are true.

         Section   2.02.  The Original Indenture as heretofore supplemented and
amended, and as supplemented by this           Supplemental Indenture, is in
all respects ratified and confirmed and shall continue in full force and effect.

         Section   2.03.  The Company shall forthwith, upon the execution
hereof, cause this                 Supplemental Indenture to be recorded and
filed in such manner and in such places as may be provided by law in order to preserve the lien of the Mortgage upon the trust estate and in order fully to preserve and protect the security of the bondholders and all rights of the Trustee, and it shall pay any mortgage recording tax and filing fees in connection with such recording and filing.

          *******[Section   2.04.  The holders of New Bonds consent that the
Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of New Bonds entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such

__________________________________

     ****** Here may be inserted one or more provisions which modify, alter or otherwise affect the provisions of the Mortgage relating to the redemption or purchase of bonds in certain circumstances in addition to or in replacement of some or all of the preceding four bracketed paragraphs.

     *******     This provision may be inserted as an additional section.

persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.]

         Section   2.05.  The term "Business Day" as used in this
Supplemental Indenture means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the State of New York or in the city in which is located any office or agency maintained for payment of principal of, or premium, if any, or interest on, the New Bonds are authorized or required by law, regulation or executive order to remain closed.

         Section   2.06.  This                  Supplemental Indenture may be
simultaneously executed in any number of counterparts, and all of said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         Section   2.07.  If any term or provision of this
Supplemental Indenture or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder
of this               Supplemental Indenture, or the application of such term
or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and
provision of this                     Supplemental Indenture shall be valid and
be enforced to the fullest extent permitted by law.

         In Witness Whereof, Central Hudson Gas & Electric Corporation, party of the first part, has caused its corporate name to be hereunto subscribed by its Chairman of the Board and Chief Executive Officer or President and Chief Operating Officer or a Vice President, and its corporate seal to be affixed, attested by its Secretary or an Assistant Secretary; and in testimony of its acceptance of the trusts created and conferred, The Bank of New York, party of the second part, has caused its corporate name to be hereunto subscribed by its President, a Vice President, or an Assistant Vice President, and its corporate seal to be affixed, attested by an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, as of the day and year first above written.

                                            Central Hudson Gas & Electric
                                            Corporation

                                            By _________________
                                                    [Title]

Attest:

       ___________________
             [Title]

[CORPORATE SEAL]
                                            The Bank of New York, as Trustee

                                            By __________________
                                                    [Title]

Attest:

       ___________________
             [Title]

[CORPORATE SEAL]

State of New York
County of Dutchess ss.:

         On the       day of           , before me personally came
, to me known, who, being by me duly sworn, did depose and say that he resides
at                                         ; that he is the           of
Central Hudson Gas & Electric Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.




[Notarial Seal]           ________________________________
                          Notary Public, State of New York


State of New York
County of New York ss.:

         On the       day of           , before me personally came            ,
to me known, who, being by me duly sworn, did depose and say that he resides at
; that he is a                of The Bank of New York,
one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



[Notarial Seal] ________________________________
                Notary Public, State of New York

                                 *[EXHIBIT "A"
to the              Supplemental Indenture, dated as of
, by and between Central Hudson Gas & Electric Corporation and The Bank of New York (formerly Irving Trust Company), as Trustee

                    FORM OF FIRST MORTGAGE BOND, DESIGNATED
                        SECURED MEDIUM-TERM NOTE, SERIES

         [See legend at the end of this Bond for restrictions on transferability and change of form]

                                 [FACE OF BOND]

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                        SECURED MEDIUM-TERM NOTE, SERIES
                               BEING A SERIES OF
                              FIRST MORTGAGE BONDS


Original Issue Date:              Redeemable:  Yes__ No__

Interest Rate:                    Initial Redemption Date:

Stated Maturity Date:             Redemption Limitation Date:

Issue Price (%):                  Initial Redemption Price:

[Additional Redemption Prices,    Reduction Percentage:
if any:]

- ---------------

Initial Special Mandatory Redemption Price (applicable from on and after Original Issue Date to Initial Redemption Date (if other than Original Issue
Date)):

Special Mandatory Redemption Reduction Percentage:

                      ____________________________________

No. _____
                                                         Principal Amount
                                                         $_______________
                                                          CUSIP

__________
* This Exhibit will be inserted in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured Medium-Term
Notes, Series    ".

         CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Mortgage [hereinafter referred to] [referred to on the reverse hereof]), for value received, hereby promises to pay
to............................................, or registered assigns, the principal sum of ............................... Dollars on the Stated Maturity
Date specified above, and to pay the registered owner hereof interest thereon at the Interest Rate per annum specified above, semi-annually in arrears on _________ and _________ in each year and at the Stated Maturity Date (each an "Interest Payment Date"), commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, whichever is later, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Mortgage, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business (whether or not a Business Day (as hereinafter defined)) on the ______ or ______ (each a "Regular Record Date"), as the case may be, next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the date of this bond (unless the date of this bond is the same date as the Original Issue Date) is after a Regular Record Date and before the corresponding Interest Payment Date, this bond shall bear interest from such Interest Payment Date, and the person in whose name this bond is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, notwithstanding the cancellation of this bond, upon any transfer or exchange hereof subsequent to such Regular Record Date and on or prior to such Interest Payment Date; (b) if the Original Issue Date of this bond is after a Regular Record Date and before the corresponding Interest Payment Date, this bond shall bear interest from the Original Issue Date, but payment of interest shall commence on the second Interest Payment Date succeeding the Original Issue Date and shall be paid to the registered owner hereof on the Regular Record Date immediately preceding such second Interest Payment Date; and (c) interest payable at maturity shall be paid to the person to whom principal shall be paid. Except as otherwise provided in the Mortgage, any such interest not so paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the holder hereof on such Regular Record Date and may either be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to registered owners of bonds of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the bonds of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Mortgage.

         Payment of the principal of and premium, if any, on this bond and interest hereon at maturity shall be made upon presentation hereof at or from the office or agency of the Company, in the Borough of Manhattan, in the City and State of New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this bond (other than interest at maturity) shall, at the option of the Company, be made by check mailed on or prior to the relevant Interest Payment Date to the address of the person entitled thereto as such address shall appear on the register of the Company or by wire transfer to an account maintained by such person with a bank in the United States (so long as the Trustee has received proper wire transfer instructions in writing by the Regular Record Date next preceding such Interest Payment Date, which instructions shall remain in full force until changed prior to a Record Date). Payment of the principal of and premium, if any, and interest, if any, on this bond, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                                [REVERSE OF BOND

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                        SECURED MEDIUM-TERM NOTE, SERIES
                     BEING A SERIES OF FIRST MORTGAGE BONDS
                                  (Continued)]


         This bond is one of a duly authorized issue of registered bonds without coupons of the Company issuable in series and is one of a series known as the First Mortgage Bonds designated Secured Medium-Term Notes, Series , all bonds of all series issued and to be issued under and equally and ratably secured (except insofar as a sinking fund established in accordance with the provisions of the Indenture of Mortgage, dated as of January 1, 1927, hereinafter referred to, as supplemented and amended, may afford additional security for the bonds of any particular series) by a certain Indenture of Mortgage, dated as of January 1, 1927, duly made, executed and delivered by the Company to American Exchange Irving Trust Company (now called The Bank of New
York), as Trustee, as supplemented and amended, to which Mortgage and indentures supplemental thereto reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. Said bonds are issuable in series, which bonds of different series may mature at different times, may bear interest at different rates, may be redeemable at different times and rates, and may otherwise vary as provided in said Mortgage and indentures supplemental thereto. Bonds of the series of
which this is one are created by a              Supplemental Indenture, dated
as of ________________, by the Company to The Bank of New York, as Trustee.
The bonds of this series are in the denomination of $1,000, or any multiple of $1,000, each.

         If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day (as hereinafter defined), payment of the amounts due on this bond on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day.

         If, as specified on the face hereof, this bond is redeemable, this bond is subject to redemption on or after the Initial Redemption Date specified on the face hereof, as a whole, at any time, or in part, from time to time, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption.

Unless otherwise specified [under Additional Redemption Prices, if any,] on the face hereof, such applicable redemption price shall be the Initial Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this bond to be redeemed and, at all times thereafter, such redemption price shall be 100% of such principal amount.

         [Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation (other than pursuant to any sinking fund or other mandatory redemption, or redemption at the option of the holder hereof) by the application, directly or indirectly, of monies borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this bond.]

         [Provisions for redemption or purchase pursuant to a sinking fund or other mandatory redemption provisions or at the option of the holder to be inserted here.]

         The provisions of Article IX, Article X and (to the extent set forth
in the              Supplemental Indenture) Article XXI of the Mortgage to
which reference is hereby made, with respect to the redemption of bonds shall apply to the redemption of bonds of this series.

         [On and after the Initial Redemption Date and during the remaining term of this bond, the redemption price applicable to this bond in the event of any redemption pursuant to the provisions of Sections 6.08, 6.15, 8.02, 10.05,
10.07 or 21.01 of the Mortgage with monies on deposit with the Trustee shall be the redemption price then applicable to a redemption of this bond at the election of the Company, as hereinabove described, plus accrued interest to the date fixed for redemption. If, and only if, at any time on and after the Original Issue Date and prior to the Initial Redemption Date this bond is required to be redeemed under the circumstances described in the last paragraph
of subdivision (II) of Section ___1.01 of said               Supplemental
Indenture with monies on deposit with the Trustee under any of the aforesaid provisions of the Mortgage, unless otherwise specified [under Additional Redemption Prices, if any,] on the face hereof, this bond shall be subject to redemption, as a whole at any time or in part from time to time, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such applicable redemption price shall be the Initial Special Mandatory Redemption Price specified on the face hereof for the twelve-month period commencing on the Original Issue Date and shall decline for the twelve- month period commencing on each anniversary of the Original Issue Date and ending on the Initial Redemption Date by a percentage of principal amount equal to the Special Mandatory Redemption Reduction Percentage specified on the face hereof.

         During the term of this bond, the "then applicable" redemption price, for purposes of application of Section 10.08 of the Mortgage to the bonds of this series, shall be 100% of the principal amount thereof, plus accrued interest to the date fixed for redemption.

         Provisions applicable to any redemption of bonds of this series are
more fully set forth in said              Supplemental Indenture and Article IX
of the Mortgage to which reference is hereby made.

         Notice of redemption [(other than at the election of the registered owner hereof)] shall be given by mail to the registered owners of bonds, not less than 30 days prior to the date fixed for redemption, all as provided in
Article IX of the Fourth Supplemental Indenture. As provided in the Supplemental Indenture, notice of redemption at the election of the Company as aforesaid shall state that such redemption shall be subject to and conditional upon the receipt by the Trustee of an amount of cash sufficient to redeem this bond, including accrued interest to the date fixed for redemption, before the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this bond.]**

         In the event of redemption of this bond in part only, a new bond or bonds of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the registered owner hereof upon the cancellation hereof.

         In case default be made in the payment of any interest on any of said bonds or in respect of any other condition, covenant or agreement provided therein or in said Mortgage, as


__________________________________

    ** Here may be inserted one or more provisions which modify, alter or otherwise affect the provisions of the Mortgage relating to the redemption or purchase of bonds in certain circumstances in addition to or in replacement of some or all of the preceding four bracketed paragraphs.

supplemented and amended, the principal of all of said bonds may become due and payable as provided in said Mortgage, as supplemented and amended.

         The Mortgage, as supplemented and amended, contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, and which shall be determined and evidenced as provided therein, or, in case the rights under the Mortgage, as supplemented and amended, of the holders of only one series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in principal amount of the outstanding bonds of such series affected, except that if any such action would affect the bonds of two or more series, then with the consent of the holders of not less than 75% in aggregate principal amount of outstanding bonds of such two or more series, which need not include 75% in principal amount of outstanding bonds of each such series, determined and evidenced as provided in the Fifth Supplemental Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage, as supplemented and amended, or modifying in any manner the rights of the holders of the bonds and coupons thereunto appertaining; provided, however, that the bondholders shall have no power to consent to: (i) an extension of the fixed maturity of any bonds, or a reduction of the rate or extension of the time for payment of interest thereon, or a reduction of the principal amount thereof, or a reduction of the amount payable upon redemption thereof, or, except as otherwise provided in said Fifth Supplemental Indenture, a limitation of the right of a bondholder to institute suit for the enforcement of payment of principal or interest in accordance with the terms of said bonds, without the consent of the holder of each bond which would be so affected, or (ii) a reduction of the aforesaid percentage of bonds, the holders of which are required to consent to any supplemental indenture without the consent of the holders of all bonds outstanding, or (iii) a deprivation of any non-assenting bondholder of a lien upon the property subject to the Mortgage, as supplemented and amended, for the security of his bonds (subject only to the lien of taxes, assessments or governmental charges not then delinquent and to any mortgage or other liens existing upon such property which are prior thereto at the date of the calling of a bondholders' meeting called to consider such consent), or (iv) the creation by the Company of any mortgage or pledge or lien in the nature thereof, ranking prior to or equal with the lien of the Mortgage, as supplemented and amended, on any of the mortgaged property, without the consent of the holders of all bonds outstanding; nor may any supplemental indenture (a) authorize the holders of less than a majority in principal amount of all the bonds at the time outstanding (i) to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under the Mortgage, as supplemented and amended, or (ii) on behalf of the holders of all the bonds to consent to the waiver of any past default and its consequences; or (b) authorize (i) the holders of less than 75% in principal amount of all the bonds at the time outstanding to consent to the postponement of any interest payment, or (ii) the postponement of any interest payment for a period exceeding three years from its due date. Any such consent by the holder of this bond (unless effectively revoked as provided in said Fifth Supplemental Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond. No reference herein to the Mortgage, and indentures supplemental thereto, and no provisions of this bond or of the Mortgage, or indentures supplemental thereto, shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         This bond is transferable in the manner and subject to the limitations set forth in said Mortgage on the books of the Company maintained for that purpose at the principal office of the Trustee in the Borough of Manhattan, in the City and State of New York, upon surrender and cancellation of this bond accompanied by delivery of a written instrument of transfer in form approved by the Company and the Trustee and executed by the registered owner hereof in person, or by his attorney duly authorized, and, thereupon, a new fully registered bond or bonds of the same series and for a like aggregate principal amount will be issued to the transferee in exchange therefore as provided in said Mortgage, as supplemented and amended, and upon payment, if the Company shall require, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and the Company and the Trustee shall not be affected by any notice to the contrary.

         As provided in said Mortgage, as supplemented and amended, this bond is exchangeable, at the option of the holder, upon payment of the charges therein provided, for a fully registered bond or bonds of any other authorized denomination of the same series as this bond and of an aggregate principal amount equal to the principal amount of this bond so surrendered for exchange. The Company shall not be required to make an exchange of this bond for a period of fifteen days next preceding any interest payment date hereof.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the State of New York or the city in which is located any office or agency maintained for the payment of principal of or premium, if any, or interest on this bond, are authorized or required by law, regulation or executive order to remain closed.

         No owner or holder of this bond shall assert against any incorporator, stockholder, officer or director, present or future, of the Company, or of any predecessor or successor corporation, as such, any personal liability with respect to this bond or the interest hereon, in any manner whatsoever, all such liability being hereby expressly waived and released.

         This bond shall not be valid or obligatory for any purpose unless and until authenticated by the certificate, endorsed hereon, of the Trustee under said Mortgage, as supplemented and amended.

         IN WITNESS WHEREOF, Central Hudson Gas & Electric Corporation has caused this bond to be signed in its corporate name with the facsimile signature of its Chairman of the Board or its President or one of its Vice-Presidents and a facsimile of its corporate seal to be imprinted thereon and attested by the facsimile signature of its Secretary or one of its Assistant Secretaries.


Dated:______________________


                          CENTRAL HUDSON GAS & ELECTRIC
                            CORPORATION


                          By ___________________________
                               [Chairman of the Board/
                              President/Vice President]


ATTEST:

By __________________________
      [Assistant] Secretary

                        [FORM OF TRUSTEE'S CERTIFICATE]

         This bond is one of the bonds of the series therein designated, provided for in the within-mentioned Mortgage, as supplemented and amended, and
the                Supplemental Indenture.

                                             THE BANK OF NEW YORK, Trustee


                                             By ___________________________
                                                    Authorized Signatory

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR ITS SUCCESSOR (THE "DEPOSITARY") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL THIS BOND IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED BONDS REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         THIS BOND MAY BE EXCHANGED FOR CERTIFICATED BONDS REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL OWNERS HEREOF ONLY IF (A) THE DEPOSITARY IS AT ANY TIME UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, OR (B) THE COMPANY ELECTS TO ISSUE CERTIFICATED BONDS TO BENEFICIAL OWNERS (AS CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY).]


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________
                       [please insert social
                        security or other
                        identifying number of
                        assignee]

____________________________________________________________________________
           [please print or typewrite name and address of assignee]


_________________________________________________________________

the within bond of CENTRAL HUDSON GAS & ELECTRIC CORPORATION and does hereby irrevocably constitute and appoint ______________________________________,
Attorney, to transfer said bond on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: _________________

                                        _________________________________
                                        Notice:  The signature to this
                                        assignment must correspond with
                                        the name as written upon the face
                                        of the bond in ever particular
                                        without alteration or enlargement
                                        or any change whatsoever.]